Exhibit 99.1

Janus Investment Fund (“JIF”)

			Lipper Rankings Based on Total Returns as of 9/30/09
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile		Rank /
	Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)		Total Funds
Growth Funds - Share Class
Janus Twenty Fund - J (1)	Dec-07	Large-Cap Growth Funds	9	66 / 814	1	1 / 698	1	2 / 582	18	54 / 301	25		189 / 777
Janus Fund - J	Oct-07	Large-Cap Growth Funds	23	184 / 814	33	224 / 698	27	154 / 582	68	203 / 301	39		292 / 762
Janus Forty Fund -S	Dec-07	Large-Cap Growth Funds	14	109 / 814	1	4 / 698	1	3 / 582	2	6 / 301	42		319 / 777
Janus Orion Fund - J	Dec-07	Multi-Cap Growth Funds	44	210 / 478	7	26 / 384	4	10 / 320	—	—	54		236 / 438
Janus Research Fund - J	Jan-06	Large-Cap Growth Funds	18	143 / 814	11	70 / 698	8	46 / 582	49	147 / 301	8		53 / 663
Janus Enterprise Fund - J	Oct-07	Mid-Cap Growth Funds	63	304 / 485	28	117 / 427	13	44 / 356	88	153 / 173	30		134 / 459
Janus Venture Fund - J (1)	Jan-97	Small-Cap Growth Funds	14	77 / 568	29	140 / 489	22	86 / 404	65	137 / 212	23		30 / 132
Janus Triton Fund - J	Jun-06	Small-Cap Growth Funds	9	50 / 568	2	6 / 489	—	—	—	—	1		4 / 479
INTECH RM Growth Fund - S	Jan-03	Multi-Cap Growth Funds	75	359 / 478	79	302 / 384	85	272 / 320	—	—	81		236 / 291

Core Funds - Share Class
Janus Growth and Income Fund - J	Nov-07	Large-Cap Core Funds	2	11 / 904	45	335 / 760	23	139 / 626	40	146 / 364	44		357 / 829
Janus Contrarian Fund - J	Feb-00	Multi-Cap Core Funds	63	483 / 776	23	144 / 637	3	11 / 486	—	—	17		35 / 215
Janus Balanced Fund - J	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	1	1 / 505	1	1 / 390	1	1 / 300	11	15 / 147	1		1 / 333
Janus Research Core Fund - J	Nov-07	Large-Cap Core Funds	16	137 / 904	45	340 / 760	15	94 / 626	22	78 / 364	54		447 / 829
INTECH RM Core Fund - J	Feb-03	Multi-Cap Core Funds	84	652 / 776	78	494 / 637	65	312 / 486	—	—	49		182 / 373

Global/International Funds - Share Class
Janus Overseas Fund - J	Jun-03	International Funds	1	2 / 1240	1	2 / 924	1	1 / 694	3	9 / 370	1		1 / 613
Janus Worldwide Fund - J	Apr-09	Global Funds	49	262 / 537	57	212 / 372	72	208 / 289	95	143 / 151		‡
Janus Global Technology Fund - J	Jan-06	Global Science/Technology Funds	69	50 / 72	20	13 / 64	25	15 / 59	74	14 / 18	33		21 / 64
Janus Global Life Sciences Fund - J	Apr-07	Global Health/Biotechnology Funds	50	24 / 47	15	6 / 41	40	16 / 39	56	10 / 17	14		6 / 45
Janus Global Research Fund - J	Feb-05	Global Funds	21	109 / 537	11	39 / 372	—	—	—	—	5		14 / 308
Janus Global Opportunities Fund - J	Apr-05	Global Funds	15	79 / 537	25	92 / 372	57	163 / 289	—	—	58		191 / 329
Janus International Equity Fund - I	Nov-06	International Funds	9	108 / 1240	—	—	—	—	—	—	2		15 / 941
INTECH RM International Fund - I	May-07	International Funds	67	825 / 1240	—	—	—	—	—	—	52		528 / 1032
Janus International Forty Fund - I	May-08	International Funds	9	104 / 1240	—	—	—	—	—	—	48		559 / 1169

Value Funds - Share Class
Perkins Mid Cap Value Fund - J	Aug-98	Mid-Cap Value Funds	19	51 / 270	4	8 / 225	6	10 / 172	2	1 / 64	2		1 / 53
Perkins Small Cap Value Fund - J (1)	Feb-97	Small-Cap Core Funds	8	54 / 735	2	9 / 608	9	43 / 491	14	35 / 252	5		6 / 131
INTECH RM Value Fund - I	Dec-05	Multi-Cap Value Funds	80	282 / 355	57	163 / 285	—	—	—	—	55		140 / 257

Income Funds - Share Class
Janus Flexible Bond Fund - J	May-07	Intermediate Investment Grade Debt Funds	14	77 / 556	7	28 / 444	9	31 / 382	13	27 / 211	7		32 / 488
Janus Short-Term Bond Fund - J	May-07	Short Investment Grade Debt Funds	7	16 / 256	1	2 / 208	2	3 / 177	13	12 / 92	3		6 / 244
Janus High-Yield Fund - J	Dec-03	High Current Yield Funds	27	120 / 459	22	84 / 383	22	71 / 331	13	26 / 206	22		68 / 316

Alternative Funds - Share Class
Janus Long/Short Fund - I	Aug-06	Long/Short Equity Funds	46	54 / 118	22	11 / 50	—	—	—	—	23		11 / 47
Janus Global Real Estate Fund - I	Nov-07	Global Real Estate Funds	3	2 / 79	—	—	—	—	—	—	2		1 / 70

Asset Allocation Funds - Share Class
Janus SP-Growth - J	Dec-05	Mixed-Asset Targe Alloc. Growth Funds	6	39 / 665	5	22 / 541	—	—	—	—	3		13 / 508
Janus SP-Moderate - J	Dec-05	Mixed-Asset Target Alloc. Mod Funds	2	9 / 505	1	3 / 390	—	—	—	—	3		10 / 364
Janus SP-Conservative - J	Dec-05	Mixed-Asset Targe Alloc. Cons Funds	4	16 / 437	2	7 / 357	—	—	—	—	2		4 / 320
Janus Modular Portfolio Construction Fund - I	Sep-08	Mixed-Asset Targe Alloc. Growth Funds	27	175 / 665	—	—	—	—	—	—	42		274 / 656

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-1068 or download the file from janus.com. Read it carefully before you invest or send money.

Rankings are for the share class with the longest performance history, Class J, S or I Shares in the Janus retail fund (“JIF”) trust.

Lipper Inc. – A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives.  Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results.

Notes:

(1)         Closed to new investors.

Janus Aspen Series (“JAS”) Institutional Shares

			Lipper Rankings Based on Total Returns as of 9/30/09
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
	Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds
Growth Funds
Forty Portfolio	Jan-08	VA Large-Cap Growth	87	206 / 236	1	1 / 213	1	1 / 192	3	2 / 76	31	70 / 229
Janus Portfolio	Oct-07	VA Large-Cap Growth	37	86 / 236	32	68 / 213	58	111 / 192	62	47 / 76	36	80 / 224
Enterprise Portfolio	Oct-07	VA Mid-Cap Growth	59	80 / 136	12	15 / 124	9	9 / 111	73	31 / 42	23	29 / 129

Core Funds
Balanced Portfolio	Apr-05	VA Mixed-Asset Target Alloc. Mod.	2	3 / 185	1	1 / 120	3	2 / 78	13	6 / 47	2	1 / 95
Growth and Income Portfolio	Nov-07	VA Large-Cap Core	21	48 / 230	30	62 / 207	14	24 / 182	11	9 / 87	17	37 / 221
Fundamental Equity Portfolio	Nov-07	VA Large-Cap Core	65	149 / 230	56	116 / 207	15	27 / 182	16	14 / 87	53	117 / 221

Global/International Funds
Worldwide Growth Portfolio	Apr-09	VA Global	29	36 / 125	39	34 / 88	82	60 / 73	87	31 / 35	0
International Growth Portfolio	Jun-03	VA International	4	10 / 275	1	2 / 232	1	1 / 193	3	2 / 97	1	1 / 185
Global Life Sciences Portfolio	Oct-04	VA Health/Biotechnology	95	36 / 37	43	15 / 34	19	6 / 31	—	—	16	5 / 31
Global Technology Portfolio	Jan-06	VA Science & Technology	37	21 / 57	26	14 / 54	16	8 / 52	—	—	28	15 / 54

Value Funds
Perkins Mid Cap Value Portfolio	May-03	VA Mid-Cap Value	6	4 / 76	2	1 / 63	2	1 / 52	—	—	2	1 / 49

Income Funds
Flexible Bond Portfolio	May-07	VA Intermediate Investment Grade Debt	10	7 / 73	17	11 / 67	19	11 / 60	18	5 / 28	13	9 / 69

Rankings are for the Institutional Shares only; other classes may have different performance characteristics.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-1068 or download the file from janus.com. Read it carefully before you invest or send money.

Lipper Inc. – A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives.  Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results.